Exhibit 99.1

ZAGG INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

(Unaudited)

	June 30,	December 31,
	2016	2015

ASSETS
Current assets
Cash and cash equivalents	$9,250	$13,002
Accounts receivable, net of allowances of $433 in 2016 and $568 in 2015	64,885	57,647
Inventories	68,856	45,912
Prepaid expenses and other current assets	1,988	3,142
Income tax receivable	14,329	1,158
Deferred income tax assets	28,223	10,840
Total current assets	187,531	131,701

Property and equipment, net of accumulated depreciation of $14,235 in 2016 and $10,539 in 2015	20,112	8,309

Goodwill	28,725	-

Intangible assets, net of accumulated amortization at $49,365 in 2016 and $41,803 in 2015	66,522	23,045

Deferred income tax assets	9,462	15,386

Other assets	2,337	1,100
Total assets	$314,689	$179,541

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$62,595	$33,846
Accrued liabilities	16,258	5,068
Accrued wages and wage related expenses	3,349	2,244
Deferred revenue	97	17
Sales returns liability	30,164	7,849
Current portion of long-term debt, net of deferred loan costs of $65 in 2016	6,185	-
Revolving line of credit	50,006	-
Total current liabilities	168,654	49,024

Noncurrent portion of long-term debt, net of deferred loan costs of $173 in 2016	17,014	-

Other noncurrent liabilities	513	-
Total liabilities	186,181	49,024

Stockholders' equity
Common stock, $0.001 par value; 100,000 shares authorized; 33,817 and 33,219 shares issued in 2016 and 2015, respectively	34	33
Additional paid-in capital	91,273	88,983
Accumulated other comprehensive loss	(1,562)	(1,597)
Treasury stock, 5,679 common shares in 2016 and 2015, at cost	(35,194)	(35,194)
Retained earnings	73,957	78,292

Total stockholders' equity	128,508	130,517
Total liabilities and stockholders' equity	$314,689	$179,541

ZAGG INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015

Net sales	$99,833	$66,689	$162,266	$123,905
Cost of sales	68,960	41,732	107,664	75,991

Gross profit	30,873	24,957	54,602	47,914

Operating expenses:
Advertising and marketing	2,275	2,060	5,189	4,691
Selling, general and administrative	24,880	14,510	44,635	27,264
Transaction costs	305	-	2,322	-
Amortization of definite-lived intangibles	4,765	2,134	7,511	4,268

Total operating expenses	32,225	18,704	59,657	36,223

Income (loss) from operations	(1,352)	6,253	(5,055)	11,691

Other income (expense):
Interest expense	(604)	(27)	(792)	(53)
Other income (expense)	9	(59)	(191)	21

Total other income (expense), net	(595)	(86)	(983)	(32)

Income (loss) before provision for income taxes	(1,947)	6,167	(6,038)	11,659

Income tax benefit (provision)	901	(2,476)	1,703	(4,767)

Net (loss) income	$(1,046)	$3,691	$(4,335)	$6,892

Earnings (loss) per share:
Basic earnings (loss) per share	$(0.04)	$0.13	$(0.16)	$0.23
Diluted earnings (loss) per share	$(0.04)	$0.12	$(0.16)	$0.23

2

ZAGG INC AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP

(Unaudited)

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principals (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as a measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

Adjusted EBITDA Reconciliation	Three months ended		Six months ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015

Net income (loss) in accordance with GAAP	$(1,046)	$3,691	$(4,335)	$6,892

Adjustments:

a. Stock based compensation expense	957	934	2,293	1,810
b. Depreciation and amortization	7,232	3,156	11,494	6,096
c. Other (income) expense	595	86	983	32
d. mophie transaction costs	305	-	2,322	-
e. mophie fair value inventory write-up related to acquisition	2,169	-	3,325	-
f. mophie restructuring charges	1,062	-	1,062	-
g. mophie employee retention bonus	200		200
h. Provision for income taxes	(901)	2,476	(1,703)	4,767

Adjusted EBITDA	$10,573	$10,343	$15,641	$19,597

	Three months ended			Six months ended
Adjusted Net Income Reconciliation - Three and Six Months Ended June 30, 2016 and 2015	June 30, 2016		June 30, 2015	June 30, 2016		June 30, 2015

Net income (loss) in accordance with GAAP	$(1,046)		$3,691	$(4,335)		$6,892

Adjustments:

a. Amortization of mophie acquired intangibles	2,926		-	3,745		-
b. mophie transaction costs	305		-	2,322		-
c. mophie fair value inventory write-up related to acquisition	2,169		-	3,325		-
d. mophie restructuring charges	1,062		-	1,062		-
e. mophie employee retention bonus	200		-	200		-
f. Income tax effects	(2,548	)*	-	(4,075	)*	-

Adjusted net income	$3,068		$3,691	$2,244		$6,892

Adjusted diluted earnings per share	$0.11		$0.12	$0.08		$0.23

Weighted average number of shares outstanding - diluted	28,126		29,754	27,918		29,716

* For comparative purposes, we applied an annualized statutory tax rate of 38.25% in 2016.

3